Exhibit 99.1

Pure Cycle Corporation Announces Changes to Builders for Second Phase of Development at Sky Ranch and announces Launch of Twitter Account

DENVER, CO / ACCESSWIRE / February 22, 2021 / Pure Cycle Corporation (NASDAQ:PCYO) announced today that it has entered into a new agreement with Lennar Homes to build 218 detached homes and townhomes in the second development phase at Sky Ranch.  Lennar will be taking the lots that were under contract with Meritage Homes, as Pure Cycle and Meritage have agreed to terminate the Meritage contract.

In November 2020, Pure Cycle announced it entered into agreements for the sale of residential lots in the second phase of the Sky Ranch Master Planned Community. Today, Pure Cycle announces that Meritage Homes will not be moving forward with its planned participation in the second development phase. Due to the success of the first phase at Sky Ranch, which is nearly sold out, Pure Cycle and Lennar were able to quickly come to terms on Lennar’s participation in the Sky Ranch development, and Pure Cycle is pleased to add one of the nation’s largest home builders to the project.

The second phase construction schedule of Sky Ranch is not expected to be altered due to the builder change and the overall budget and number of units offered also did not change. Pure Cycle has its grading permits, and its grading contractor is mobilizing on the site this week to begin construction for lot deliveries this fall. “Although we were disappointed that we will not be working with Meritage in this next development phase, we are thrilled to welcome Lennar Homes to the Sky Ranch family!” commented Mark W. Harding, President of Pure Cycle. “Lennar is one of the nation’s leading home builders and we are excited to announce they will be joining the distinguished list of KB Home, DR Horton (Melody Homes) and Challenger Homes to bring the next generation of homes to the popular Sky Ranch community,” concluded Mr. Harding.

Additionally, Pure Cycle is officially announcing its Twitter Account @PureCycleCorp. Pure Cycle announces material information to the public about its services and other matters through a variety of means, including press releases issued by Pure Cycle posted by on NASDAQ, filings with the Securities and Exchange Commission through the SEC EDGAR Database at www.sec.gov, its website at www.purecyclewater.com, and now social media through its Twitter account (https://twitter.com/PureCycleCorp) in order to achieve broad, non-exclusionary distribution of information to the public. Pure Cycle encourages existing and potential investors, as well as other interested parties to review the information it makes public in these locations, as such information could be deemed to be material information.

Company Information

Pure Cycle is a diversified land and water resource development company. At our core we are an innovative and vertically integrated wholesale water and wastewater service provider that, in addition to developing wholesale water and wastewater resources, also develops master planned communities to which we provide water and wastewater services.

Additional information, including our recent press releases and SEC filings are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Kevin B. McNeill, at 303-292-3456 or at info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future.  The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: the timing of oil and natural gas development in the areas where we sell our water; the market price of oil and natural gas; weather; home mortgage interest rates and other factors impacting the housing market and home sales; market conditions for debt offerings; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2020; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.